AMENDED NONQUALIFIED STOCK OPTION AGREEMENT
                   -------------------------------------------

     THIS NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made and entered into in duplicate this 3rd day of April, 2003, by and among Micron Enviro
Systems, Inc., a Nevada corporation ("Corporation"), and Negar Towfigh ("Grantee"), in her capacity as secretary and CFO of the Corporation, with respect to the following facts:

     Pursuant and subject to the Micron Enviro Systems, Inc. 2002 Stock Option Plan, a copy of which is furnished to the Grantee with a copy of this Agreement and the provisions of which, by this reference, are made a part of this Agreement as though specified completely and specifically verbatim in this Agreement ("Plan"), the Corporation's Board of Directors has determined that it is in the best interests of the Corporation and its stockholders to grant the option provided for herein to the Grantee, as compensation. The parties agree as follows:

     1.   GRANT OF OPTION. For value received,  the Corporation hereby grants to
     ---------------------
the Grantee the right and option to purchase, on the terms and subject to the conditions specified in this Agreement, FIVE HUNDRED THOUSAND (500,000) shares of the Corporation's $.001 par value common stock. The purchase price shall be $0.025 per share.

     2.   TIME AND MANNER OF EXERCISE.  From and after April 3, 2003, and during
     ---------------------------------
and until June 26, 2007, the Grantee shall have the right to purchase from the Corporation 500,000 shares of the Corporation's $.001 par value common stock ("Option"). The Grantee shall exercise the Option by delivery to the Corporation of a notice of exercise accompanied by a certified or cashier's check or promissory note in payment of the Option purchase price. Promptly upon receipt of such exercise and such check, the Corporation will deliver or cause to be delivered to Grantee stock certificate(s) representing the number of shares of the Corporation's $.001 par value common stock purchased in accordance with the provisions of this Agreement and, during Grantee's lifetime, duly registered in the name of the Grantee and, at the Grantee's election, his or her spouse.

     3.   NONASSIGNABILITY.  The Option may be exercised  only by Grantee during
     ----------------------
his or her lifetime. The Grantee will not transfer or assign the Option, except by Will or the laws of intestate succession.

     4.   EXPIRATION.  The Option shall  terminate and expire at 4:00 pm Pacific
     ----------------
Time on June 26, 2007, or as specified in Article XI of the Plan, whichever is earlier.

     5.   REPRESENTATIONS OF CORPORATION. During such time as the Option remains
     ------------------------------------
outstanding and unexpired, the Corporation will reserve for issuance, upon the exercise of the Option, the number of shares of the Corporation's $.001 par value common stock that are subject to the Option.

     6.   CAPITAL ADJUSTMENTS.  (a) The existence of the Option shall not affect
     -------------------------
in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Corporation's capital structure or the Corporation's business, or any merger or consolidation of the Corporation or any issue of bonds, debentures, preferred stock having a preference to or affecting the Corporation's capital stock or the rights thereof, or the issuance of any securities convertible into any such capital stock or of any rights, options, or warrants to purchase any such capital stock, or the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of the Corporation's assets or business, or any other act or proceeding of the Corporation, whether of a similar character or otherwise.

     (b) The securities with respect to which the Option is granted are shares of the $.001 par value common stock of the Corporation as presently constituted, but if and whenever, prior to the delivery by the Corporation of all the shares of the $.001 par value common stock with respect to which the Option is granted, the Corporation shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of such common stock issued and outstanding without receiving compensation therefore in money, services, or property, the number of shares of such common stock then remaining subject to the Option shall
(a) in the event of an increase in the number of outstanding shares of such common stock, be proportionately increased, and the cash consideration payable per share of such common stock shall be proportionately reduced; and (b) in the event of a reduction in the number of outstanding shares of such common stock, be proportionately reduced, and the cash consideration payable per share of such common stock shall be proportionately increased.

     7.   MERGER  AND  CONSOLIDATION.  (a)  Following  the merger of one or more
     --------------------------------
corporations with and into the Corporation or any consolidation of the Corporation and one or more corporations in which the Corporation is the surviving corporation, the exercise of the Option shall apply to the shares of common stock of the surviving corporation.

     (b) Notwithstanding any other provision of this Agreement, the Option shall terminate on the dissolution or liquidation of the Corporation, or on any merger or consolidation in which the Corporation is not the surviving corporation.

     8.   RIGHTS  AS  SHAREHOLDER.  The  Grantee  will not be  deemed  to be the
     -----------------------------
Grantee of any shares of the Corporation's $.001 par value common stock pursuant to the exercise of the Option until a stock certificate is delivered to the Grantee for those shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

     9.   BOARD OF DIRECTORS DETERMINATION FINAL. The interpretation of the Plan
     --------------------------------------------
and this Agreement, including any inconsistency between the two documents, shall be reserved to and made by the Board of Directors of the Corporation provided for in the Plan.

     10.  GOVERNING LAW. This Agreement is granted and delivered in the State of
     -------------------
Nevada and is intended to be construed and enforced pursuant to the laws thereof.

IN WITNESS WHEREOF, this Option is executed on behalf of the Corporation and its duly authorized officers and by the Grantee as of the date specified in the preamble of this Agreement.



CORPORATION


Micron Enviro Systems, Inc.,
a Nevada corporation


By:   /s/ Bernard McDougall
      ---------------------------------

Its:  Bernard McDougall, President


By:   /s/ Negar Towfigh
      ---------------------------------

Its:     Negar Towfigh, Secretary



GRANTEE


/s/ Negar Towfigh
---------------------------------
Negar Towfigh